UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported: June 27, 2007)
Community Health Systems, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-15925	13-3893191
(State or other jurisdiction of	(Commission File Numbers)	(IRS Employer Identification Nos.)
incorporation)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of Principal Executive Offices, including Zip Code)
(615) 465-7000
(Registrants’ Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EX-1.1: PURCHASE AGREEMENT

     ITEM 1.01. Entry into a Material Definitive Agreement.
     On June 27, 2007, Community Health Systems, Inc. (the “Company”), CHS/Community Health Systems, Inc. (“CHS/CHS”) and certain of the Company’s subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, Wachovia Capital Markets, LLC, J. P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Barclays Capital Inc., Calyon Securities (USA) Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., GE Capital Markets, Inc., Goldman, Sachs & Co., KeyBanc Capital Markets Inc., NatCity Investments, Inc., Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc. and UBS Securities LLC (collectively, the “Initial Purchasers”), relating to the offer and sale by CHS/CHS of $3,021,331,000 aggregate principal amount of its 8.875% Senior Notes due 2015 (the “Notes”). The Notes will be sold in a private placement to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. Pursuant to a registration rights agreement, which CHS/CHS and the guarantors of the Notes expect to enter into upon the issuance of the Notes, CHS/CHS and the guarantors of the Notes expect to file an exchange offer registration statement or, under specific circumstances, a shelf registration statement with respect to the Notes. The issuance of the Notes is expected to occur on or about July 25, 2007.
     The Notes will be general unsecured senior obligations of CHS/CHS, and will be guaranteed by the Company and certain existing and future subsidiaries of the Company. Interest is payable semi-annually on January 15 and July 15 of each year beginning January 15, 2008 until the maturity date of July 15, 2015. CHS/CHS may redeem up to 35% of the Notes using the proceeds of certain equity offerings completed before July 15, 2010. CHS/CHS is required to repurchase the Notes upon certain sales of assets or specific kinds of changes in control.
     The Company and CHS/CHS expect that the net proceeds from the offering will be used in connection with the transactions contemplated by the previously disclosed Agreement and Plan of Merger, dated March 19, 2007, (the “Merger Agreement”) with Triad Hospitals, Inc., a Delaware corporation (“Triad”), and FWCT-1 Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, and to repay certain of the Company’s and Triad’s outstanding debt, as contemplated by the Merger Agreement.
     The Purchase Agreement provides that the obligations of the Initial Purchasers are subject to certain customary conditions to closing and the Initial Purchasers are committed to purchase all of the Notes if any of them are purchased. The Initial Purchasers will not be required to purchase the Notes in the event of certain customary material adverse changes affecting the Company’s business or market conditions. The Purchase Agreement also provides that if an Initial Purchaser defaults, the purchase commitments of the non-defaulting Initial Purchasers may be increased, or, under certain circumstances, the offering may be terminated. CHS/CHS, the Company and the other guarantors have agreed to indemnify the Initial

Purchasers against certain liabilities in connection with the offering or contribute payments that the Initial Purchasers may be required to make in respect of those liabilities.
     Certain of the Initial Purchasers and their affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking and other related services for the Company and its affiliates in the ordinary course of business, for which they have received or will receive customary compensation. Credit Suisse Securities (USA) LLC is a joint bookrunner and co-lead arranger under the new senior secured credit facilities (“New Credit Facilities”) to be entered into in connection with the Merger Agreement, and an affiliate of Credit Suisse Securities (USA) LLC is acting as administrative agent, collateral agent and a lender under the New Credit Facilities. Credit Suisse Securities (USA) LLC is also acting as a dealer manager and solicitation agent for the Company’s tender offer for its 6 1/2 % Senior Subordinated Notes due 2012 (the “Tender Offer”). Wachovia Capital Markets, LLC is a joint bookrunner and co-lead arranger under the Company’s New Credit Facilities, and an affiliate of Wachovia Bank, National Association is the syndication agent and a lender under the New Credit Facilities. Wachovia Capital Markets, LLC is also acting as a dealer manager and solicitation agent for the Tender Offer. An affiliate of J.P. Morgan Securities Inc. is acting as a documentation agent and a lender under the New Credit Facilities. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as a documentation agent and a lender under the New Credit Facilities. Affiliates of GE Capital Markets, Inc. have from time to time, and may in the future, engage in commercial transactions with the Company and its affiliates in the ordinary course of business. Furthermore, affiliates of one or more of the Initial Purchasers are lenders under the credit facilities being repaid in connection with the transactions contemplated by the Merger Agreement.
     A copy of the Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K. The description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.
     ITEM 9.01. Financial Statements and Exhibits.
     Exhibit 1.1 Purchase Agreement among the Company, CHS/CHS and the Initial Purchasers.

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SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the registrant have duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC.
	By:	/s/ Wayne T. Smith
Date: July 3, 2007		Name:	Wayne T. Smith
		Title:	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
		Name:	W. Larry Cash
		Title:	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

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